                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               December 31, 1999


                                                                      Exhibit 21

                                                    Percentage             Percentage
Name of Company                                     Held by TRA            Held by Sub             Jurisdiction
---------------                                     -----------            -----------             ------------
I.   El Rancho Rock & Sand, Inc.                     100                                           California

II.  Inspiration Coal Inc.                           100                                           Delaware

III. Inspiration Coal Development Company            100                                           Delaware
     which owns
     ----------
     A.   Ashland Mining Corporation                                       100                     W. Virginia
     B.   Briarwood Mining Inc.                                            100                     Virginia
     C.   Plateau Fuels, Inc.                                              100                     Kentucky
     D.   Southern Floyd Coal, Inc.                                        100                     Kentucky

IV.  Inspiration Consolidated Copper Company         100                                           Maine
     which owns
     ----------
     A.   Black Pine Mining Company                                        100                     Montana
     B.   Inspiration Development Company                                  100                     Delaware

V.   Inspiration Gold Incorporated                   100                                           Delaware

VI.  Terra Capital Holdings, Inc.                    100                                           Delaware
     which owns
     ----------
     A.   Terra Capital, Inc.                                              100                     Delaware
          which owns
          ----------
          1.   Terra Methanol Corporation                                  100                     Delaware
          2.   Terra International, Inc.                                   100                     Delaware
          which owns
          ----------
               a.   Farmbelt Chemicals, Inc.                               100                     Delaware
               b.   Farmers Agricultural Credit Corporation                100                     Iowa
               c.   Northern Agricultural Credit Corporation               100                     Minnesota
               d.   Terra International (Oklahoma) Inc.                    100                     Delaware
               e.   Terra Real Estate Corporation                          100                     Iowa
               f.   Terra Real Estate Development Corporation              100                     Iowa
               g.   Terra Express, Inc.                                    100                     Delaware

                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               December 31, 1999


                                                                      Exhibit 21

                                                             Percentage                Percentage
Name of Company                                              Held by TRA               Held by Sub             Jurisdiction
---------------                                              -----------               -----------             ------------
   A.  Terra Capital, Inc. (continued)
   -----------------------------------
       2.  Terra International, Inc. (continued)
           h.  Terra International (Canada) Inc.                                       100                     Ontario, Canada
               which owns
               ----------
               1.   Terra Nitrogen (U.K.) Limited                                      100                     England
           i.  Port Neal Corporation                                                   100                     Delaware

       3.  BMC Holdings, Inc.                                                          100                     Delaware
           which owns
           ----------
           a.  Beaumont Holdings Corporation                                           100                     Delaware
           b.  Beaumont Methanol, Limited Partnership/1/                               100                     Delaware
               which owns
               ----------
               1.   Terra (U.K.) Holdings Inc.                                         100                     Delaware
                    which owns
                    ----------
                    a.   Beaumont Ammonia Inc.                                         100                     Delaware

       4.  Terra Nitrogen Corporation                                                  100                     Delaware
           which owns
           ----------
           a.  Terra Nitrogen Company, L.P./2/                                          74                     Delaware
               which owns
               ----------
               1.   Terra Nitrogen, Limited Partnership/3/                             100                     Delaware
                    a.   Oklahoma Co\\2\\ Partnership                                   50                     Oklahoma

       5.  Terra Capital Funding LLC/4/                                                 99                     Delaware
           a.  Terra Funding Corporation/5/                                            100                     Delaware

__________________________

/1/Terra Methanol Corporation is 1% General Partner and Limited Partner
   interests are owned by TMC, BMCH and Beaumont Holdings Corp.
/2/Terra Nitrogen Corporation's interest includes 1.0101% as General Partner and some of TNCLP is owned directly by Terra Capital, Inc.
/3/Terra Nitrogen Corporation is 1% General Partner.
/4/Terra Capital Holdings, Inc. has a 1% interest.
/5/An outside investor owns one share of Class SV Preferred Shares with limited voting rights.